Exhibit 3.75

MINNESOTA SECRETARY OF STATE ARTICLES OF ORGANIZATION FOR A LIMITED LIABILITY COMPANY MINNESOTA STATUTES CHAPTER 322B

Filing Fee: $160.00 READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM 1.Name of Company: Cash Central of Minnesota, LLC (The company name must include the words limited Liability Company or the abbreviation LLC) 2.Registered Office Address: (P.O. Box is Unacceptable) Capitol Professional Building, 590 Park Street, Suite 6 St.Paul MN 55103 Complete Street Address or Rural Route and Rural Route Box Number City State Zip Code 3.Name of Registered Agent (optional): Premier Corporate Services, Inc. 4.Business Mailing Address: (if different from registered office address) 84 East 2400 North North Logan UT 84341 Address City State Zip Code 5.Desired Duration of LLC: (in years)                                                (If you do not complete this item, a perpetual duration is assumed by law.) 6.Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?

(Check One) Yes  No  7.Name and Address of Organizer(s): Name (Print)  Complete Address Signature Street

City State Zip Trevin G. Workman 84 East 2400 North North Logan, Utah 84341 STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED SEP 18 2008 Secretary of State 8. List a name, daytime phone number, and e-mail address of a person who can be contacted about this form  Trevin G. Workman 435-774-8270 Contact Name Phone Number Trevin@cashcentral.com E-Mail Address [ILLEGIBLE]